As filed with the Securities and Exchange Commission on December 12, 2011
Registration No. 333-87851
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1308215
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
 (859) 232-2000
(Address of Principal Executive Offices)

Lexmark International, Inc. 1999 Employee Stock Purchase Plan
(Full Title of the Plan)

Robert J. Patton, Esq.
Vice President, General Counsel and Secretary
Lexmark International, Inc.
One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
 (859) 232-2000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, Registration No. 333-87851 (the “Registration Statement”) filed by Lexmark International, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on September 27, 1999, relates to the 3,000,000 shares of the Registrant’s Class A Common Stock, $0.01 par value per share reserved for issuance under the Registrant’s 1999 Employee Stock Purchase Plan (the “Plan”).  Of the 3,000,000 shares registered under the Registration Statement in connection with the Plan, 1,816,658 shares have not been issued and are not subject to future issuance under the Plan, which has been terminated by the Registrant. This Post-Effective Amendment is hereby filed to deregister an aggregate of 1,816,658 shares previously registered that have not been issued and will not in the future be issued under the Plan.

ITEM 8.  EXHIBITS.

Exhibit No.                    Description

24                                  Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on December 12, 2011.

LEXMARK INTERNATIONAL, INC.

By: /s/ Paul A. Rooke
Paul A. Rooke
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Paul A. Rooke	Chairman and Chief Executive Officer	December 12, 2011
Paul A. Rooke	(Principal Executive Officer)

/s/ John W. Gamble, Jr.	Executive Vice President and Chief Financial Officer	December 12, 2011
John W. Gamble, Jr.	(Principal Financial and Accounting Officer)

*	Director	December 12, 2011
Jared L. Cohon

*	Director	December 12, 2011
J. Edward Coleman

*	Director	December 12, 2011
W. Roy Dunbar

*	Director	December 12, 2011
William R. Fields

*	Director	December 12, 2011
Ralph E. Gomory

*	Director	December 12, 2011
Stephen R. Hardis

*	Director	December 12, 2011
Sandra L. Helton

*	Director	December 12, 2011
Robert Holland, Jr.

*	Director	December 12, 2011
Michael J. Maples

*	Director	December 12, 2011
Jean-Paul L. Montupet

*	Director	December 12, 2011
Kathi P. Seifert

*  By signing his name hereto, Robert J. Patton, signs this document on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such person.

By: /s/ Robert J. Patton, Esq.
Robert J. Patton, Esq.
Attorney-in-Fact